Exhibit 10.B

REPLACEMENT GUARANTY

(EEC Service Agreement)

This GUARANTY (this "Guaranty") dated as of April 1, 2010, is made and entered into by Shell Oil Company, a Delaware Corporation ("Guarantor"), in favor of Elba Express Company, L.L.C. a Delaware limited liability company ("Counterparty").

1.GUARANTY.  Guarantor hereby irrevocably and unconditionally guarantees the timely performance by Shell NA LNG LLC ("Subsidiary") of all its obligations ("Obligations") to Counterparty pursuant to the EEC Service Agreement dated as of October 5, 2007 (as amended, the "Agreement").  A copy of the Agreement is attached hereto as Exhibit A.  To the extent that Subsidiary shall fail to perform or pay any Obligation, Guarantor shall, within ten (10) days after receipt of notice from Counterparty of such failure, promptly pay, or cause Subsidiary to pay, to Counterparty the amount due.  This Guaranty shall constitute a guarantee of payment and not of collection.  This Guaranty shall be subject to the following:

(a)    Guarantor's liability hereunder shall be and is specifically limited to monetary payments expressly required to be made under the Agreement (even if such payments are deemed to be damages);

(b)    in no event shall Guarantor be subject hereunder to ANY consequential, exemplary, equitable, loss of profits, INCIDENTAL, punitive, tort, or any other damages, costs, or attorneys' fees; and

    The aggregate amount covered by this Guaranty shall not exceed the Guaranty Limit ("Guaranty Limit"), which Guaranty Limit shall be the product of the reservation charge specified in the table below (“Reservation Charge”) multiplied by the relevant Guaranty Limit Multiplier.  All amounts are in currency of the United States of America.   The Guaranty Limit shall be reduced as set forth in the table below on certain anniversary dates of March 1, 2010. Each payment under this Guaranty shall be applied against the Guaranty Limit available in the year of the payment and in each subsequent year.  The Guaranty Limit in effect at the time that any claim is made under this Guaranty shall apply to such claim.

Year of Commercial Operations	Guaranty Limit Multiplier	Reservation Charge
1	*	$70,433,685
2 thru 3	*	$70,433,685
4 thru 7	*	$63,390,280
8 thru 18	*	$63,390,280
19 thru 30	*	$63,390,280

* Omitted pursuant to a confidential treatment request.  Such material has been separately filed with the SEC.

2.TERM.  This Guaranty shall remain in full force and effect until the earlier of the expiration or termination of the Agreement, or February 29, 2040 (the "Guaranty Termination Date").  No termination shall affect, release or discharge any obligations already incurred by Guarantor under this Guaranty at the time of the notice of the termination.  Upon the occurrence of the Guaranty Termination Date, Counterparty shall promptly execute and deliver to Guarantor a release in substantially the form attached hereto as Exhibit B.

3.WAIVERS.  Guarantor hereby waives (i) except as to applicable statutes of limitation, lack of diligence in the exercise of or failure to exercise any rights hereunder, (ii) any right to require that any action or proceeding be brought against Subsidiary or any other person or to require that Counterparty seek enforcement of any performance against Subsidiary or any other person prior to any action against Guarantor under the terms hereof, or (iii) any requirement that Counterparty file any claim relating to the Obligations owing to it in the event that Subsidiary becomes subject to a bankruptcy, reorganization, or similar proceeding and any failure by Counterparty to so file.

4.NATURE OF GUARANTY.  This Guaranty shall remain in full force and effect without regard to and shall not be impaired by: (i) any change in ownership of Subsidiary; (ii) any merger or consolidation of Subsidiary or Guarantor or any sale or transfer of all or substantially all of the assets of Subsidiary or Guarantor; (iii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation of or similar occurrence with respect to Subsidiary or any rejection or disallowance of any of the Obligations in connection with the commencement by or against Subsidiary of any case or proceeding relating to bankruptcy, insolvency, reorganization, winding up, liquidation, dissolution, or composition on adjustment of debt; or (iv) any modification, supplement or amendment to the Obligations or any waiver of any right with respect thereto.

5.REPRESENTATIONS.  Guarantor is a Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The execution, delivery and performance of this Guaranty have been duly authorized by all necessary action on the part of Guarantor.  This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms (except that enforcement may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors' rights generally and general principles of equity, whether considered in a proceeding in equity or at law).

6.NOTICE.  Any payment demand, notice, request, instruction, correspondence or other document to be given hereunder (herein collectively called "Notice") shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by facsimile, to Guarantor at its address set forth below or to Counterparty at the most recently available address of Counterparty in the books and records of Guarantor.  Notice given by personal delivery or mail shall be effective upon actual receipt.  Notice given by facsimile shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours.  Any party may change any address to which Notice is to be given to such party by giving Notice thereof as provided above.

7.MISCELLANEOUS.  Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.  This Guaranty embodies the entire agreement of the Parties, and supersedes all prior agreements and understandings of the Parties, with respect to the subject matter hereof.  Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which Subsidiary or any other affiliate of Guarantor is or may be entitled in connection with the Obligations or otherwise, except for defenses arising out of the bankruptcy, insolvency, dissolution or liquidation of Subsidiary.  THIS GUARANTY SHALL BE IN ALL RESPECTS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Upon termination of this Guaranty, Counterparty shall execute a release of the Guarantor from its obligations hereunder substantially in the form and substance of Exhibit B hereto.

Address for Notices:

	Shell Oil Company	Shell Oil Company

By:	/s/ Claudia Kroeger	910 Louisiana Street
Suite 2268B
Name:	Claudia Kroeger	Houston, Texas 77002
Title:	Treasurer	Attn: Treasurer
Facsimile: 713-241-8481

AND

Shell NA LNG LLC 910 Fannin, 6th Floor Houston, TX 77010 Attn: Director, LNG Terminal Operations Facsimile: 713-265-1742

Exhibit A
to the Replacement Guaranty

Service Agreement No. EEC - I

FIRM TRANSPORTATION SERVICE AGREEMENT
UNDER RATE SCHEDULE FTS

THIS AGREEMENT, made and entered into as of this 5th day of October, 2007, by and between Elba Express Company, a Delaware corporation, hereinafter referred to as "Company", and Shell NA LNG LLC, a Delaware limited Liability company, hereinafter referred to as "Shipper," collectively referred to as "Parties" and separately as each "Party".

WITNESSETH

WHEREAS, Company is an interstate pipeline, as defined in Section 2 (15) of the Natural Gas policy Act of 1978 (NGPA); and

WHEREAS, Shipper has requested firm transportation pursuant to Rate Schedule FTS of various supplies of gas for redelivery for Shipper's account and has submitted to Company a request for such transportation service in compliance with Section 2 of the General Terms and Conditions of Company's FERC Gas Tariff ("GT&C") applicable to such Rate Schedules; and/or

WHEREAS, Shipper may acquire, from time to time, released firm transportation capacity under Section 22 of the GT&C; and

WHEREAS, Company has agreed to provide Shipper with transportation service of such gas supplies or through such acquired capacity release in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties hereto agree as follows:

Article 1

TRANSPORTATION QUANTITY

1.1           Subject to the terms and provisions of this Agreement, Rate Schedule FTS, and the GT&C, Shipper agrees to deliver or cause to be delivered to COMPANY at the Primary Receipt Point(s) described in Exhibit A to this Agreement, and Company agrees to accept at such point(s) for transportation under this Agreement on a primary firm basis, an aggregate quantity of natural gas per day up to the total Transportation Demand set forth on Exhibit B hereto as well as all applicable LAUF and GRO retainage.

Company's obligation to accept gas on a primary firm basis at any Primary Receipt Point is limited to the primary Receipt Points set out on Exhibit A and to the Maximum Daily Receipt Quantity (MDRQ) stated for each such Primary Receipt Point. The sum of the MDRQs for the Primary Receipt Points on Exhibit A shall not exceed the Transportation Demand.

1.2           Subject to the terms and provisions of this Agreement, Rate Schedule FTS and the GT&C, Company shall deliver a thermally equivalent quantity of gas, less the applicable fuel charge as set forth in the applicable FTS Rate Sheet, to Shipper at the Primary Delivery Point(s) described in Exhibit B hereto. Company's obligation to redeliver gas at any Primary Delivery Point on a primary firm basis is limited to the primary Delivery Points specified on Exhibit B and to the Maximum Daily Delivery Quantity (MODQ) stated for each such Primary Delivery Point. The sum of the MODQ's for the Primary Delivery Points on Exhibit B shall equal the Transportation Demand.

1.3           If Shipper is the successful bidder on released firm transportation capacity under Section 22 of the GT&C, Company will promptly email to Shipper the terms of the Capacity Release Transaction. Upon the issuance of the email, subject to the terms, conditions and limitations hereof and of Company's Rate Schedule ITS, Company agrees to provide the released firm transportation service to Shipper under Rate Schedule FTS, the GT&C, and this Agreement.

Article 2

CONDITIONS OF SERVICE

2.1           The transportation service hereunder is provided on a firm basis pursuant to, in accordance with and subject to the provisions of Company’s Rate Schedule FTS, and the GT&C, as in effect from time to time, and which are hereby incorporated by reference. In the event of any conflict between this Agreement and the terms of the applicable Rate Schedule, the terms of the Rate Schedule shall govern as to the point of conflict. Any limitation of transportation service hereunder shall be in accordance with the priorities set out in Rate Schedule FTS, and the GT&C.

2.2           This Agreement such conditions may requests otherwise, Company makes at shall be subject to all provisions of the GT&C as be revised from time to time. Unless Shipper Company shall provide to Shipper the filings the Federal Energy Regulatory Commission ("Commission") of such provisions of the GT&C or other matters relating to Rate Schedule ITS.

2.3           Company shall have the right to suspend service under this Agreement in accordance with Section 15.3 of the GT&C.

2.4           This Agreement is subject to the provisions of Subpart G of Part 284 of the Commission's Regulations under the NGPA and the Natural Gas Act. Upon termination of this Agreement, Company and Shipper shall be relieved of further obligation to the other Party except to complete the transportation of gas underway on the day of termination, to comply with the provisions of Section 14 of the GT&C with respect to any imbalances accrued prior to termination of this Agreement, to render reports, and to make payment for all obligations accruing prior to the date of termination.

Article 3

NOTICES

3.1           Except as provided in Section 8.6 herein, notices hereunder shall be given pursuant to the provisions of Section 18 of the GT&C to the respective Party at the applicable address, telephone number, facsimile machine number or e-mail addresses provided by the Parties on Appendix E to the GT&C or such other addresses, telephone numbers, facsimile machine numbers or e-mail addresses as the Parties shall respectively hereafter designate in writing from time to time.

Article 4

TERM

4.1           Subject to the provisions hereof, this Agreement shall effective as of the date hereof and shall be in full force and become effect for the primary term(s) set forth on Exhibit B hereto, if applicable, and shall continue and remain in force and effect for successive evergreen terms specified on Exhibit B hereto unless canceled by either Party giving the required amount of written notice specified on Exhibit B to the other Party prior to the end of the primary term(s) or any extension thereof. The primary term of the Agreement may be calculated from the date service commences hereunder rather than the effective date as provided above, if construction of facilities is necessary.

4.2           If SHIPPER has not contracted for firm Transportation Demand under this Agreement directly with COMPANY, as set forth on Exhibit B hereto, then the term of this Agreement shall be effective as of the date first hereinabove written and shall remain in full force and effect for a primary term through the end of the month, and month to month thereafter unless canceled by either Party giving at least five (5) days written notice to the other Party prior to the end of the primary term or any extension thereof, provided however, that this agreement may be terminated by COMPANY if no nominations are requested during a period of 12 consecutive months. However, this Agreement shall not terminate prior to the expiration of the effective date of any Capacity Release Transaction.

Article 5

CONDITIONS PRECEDENT

5.1           COMPANY has no obligation to commence service hereunder unless and until (1) all facilities, of whatever nature, as are required to permit the receipt, measurement, transportation, and delivery of natural gas hereunder have been authorized, installed, and are in operating condition, and the requirements of Section 36 of the GT&C have been satisfied, (2) COMPANY, in its reasonable discretion, has determined that such service would constitute transportation of natural gas authorized under all applicable regulatory authorizations and the Commission' s Regulations, and (3) COMPANY has received from SHIPPER or on SHIPPER'S behalf a guarantee in this form provided in Appendix N/A. in an amount equal to N/A months of maximum lawful Reservation or, if COMPANY and SHIPPER have executed an Exhibit F hereto, Negotiated Rates applicable to the Transportation Demand.

Article 6

REMUNERATION

6.1           Shipper shall pay Company monthly for the transportation services rendered hereunder the charges specified in Rate Schedule FTS and under each effective Capacity Release Transaction, as applicable, including any penalty and other authorized charges assessed under the FTS Rate Schedule and the GT&C. For service requested from Company under Rate Schedule FTS, Company shall notify Shipper as soon as practicable of the date services will commence hereunder, and if the date is not the first day of the month, the Reservation Charge for the first month of service hereunder shall be adjusted to reflect only the actual number of days during the month that transportation service is available .Company may agree from time to time to discount the rates charged Shipper for services provided hereunder in accordance with the provisions of Rate Schedule FTS. The Parties may agree to a Negotiated Rate for such services in accordance with the provisions of Rate Schedule FTS. The discounted or Negotiated Rates shall be set forth on Exhibit E or Exhibit F, respectively, hereto and shall take precedence over the charges set forth in Rate Schedules FTS during the period in which they are in effect.

6.2           The rates, terms, conditions, and charges provided for under Rate Schedule FTS shall be subject to increase or decrease pursuant to any order issued by the Commission in any proceeding initiated by Company in its sole discretion or applicable to the services performed hereunder; provided, however, proposed changes to the GT&C are subject to the provisions in Section 44 of the GT&C. 6.3 Unless agreed otherwise in SHIPPER's discounted or negotiated rate exhibit or provided otherwise for discounted and negotiated rate agreements in the GT&C, nothing contained herein shall prejudice the rights of Shipper to contest at any time the changes made pursuant to this Article 6.2, including the right to contest the transportation rates or charges for the services provided under this Agreement, from time to time, in any subsequent rate proceedings by Company under Section 4 of the Natural Gas Act or to file a complaint under Section 5of the Natural Gas Act with respect to such transportation rates or charges, the Rate Schedules, or the GT&C.

Article 7

SPECIAL PROVISIONS

(Reserved)

Article 8

MISCELLANEOUS

8.1           This Agreement constitutes the entire Agreement between the Parties and no waiver by Company or Shipper of any default of either Party under this Agreement shall operate as a waiver of any subsequent default whether of a like or different character.

8.2           Dispute Resolution

(a)
GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

THE PARTIES EXPRESSLY AGREE THAT THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR ANY RULES FOR CONFLICTS OF LAW, SHALL GOVERN THE VALIDITY, EFFECT, CONSTRUCTION, AND INTERPRETATION OF THIS AGREEMENT EXCEPT WHERE PREEMPTED BY THE NATURAL GAS ACT IN IMPLEMENTING FERC REGULATIONS AND POLICIES. IN THE EVENT OF ANY DISPUTE RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, SUCH DISPUTE SHALL, PRIOR TO INITIATING ANY FORMAL LEGAL PROCEEDING, BE REFERRED FOR NO LESS THAN THIRTY (30) DAYS TO A SENIOR MANAGEMENT REPRESENTATIVE OF EACH OF THE PARTIES FOR RESOLUTION. EACH PARTY AGREES THAT NEW YORK, NEW YORK, SHALL BE THE EXCLUSIVE VENUE FOR LITIGATION OF ANY DISPUTE OR CLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (EXCEPT FOR DISPUTES OR CLAIMS BROUGHT BEFORE THE FERC WHERE PREEMPTED BY THE NATURAL GAS ACT IN IMPLEMENTING FERC REGULATIONS AND POLICIES), AND THAT SUCH CITY IS A CONVENIENT FORUM IN WHICH TO DECIDE ANY SUCH DISPU'I'E OR CLAIM. EACH PARTY CONSENTS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK, NEW YORK, FOR THE LITIGATION OF ANY SUCH DISPUTE OR CLAIM EXCEPT WHERE PREEMPTED BY THE NATURAL GAS ACT IN IMPLEMENTING FERC REGULATIONS AND POLICIES AND WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), EXCEPT TO THE EXTENT ARISING FROM SUCH PARTY'S GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT.

(b)        LIMITATION OF LIABILITY; BQUITABLB REMEDIES

EXCEPT AS PART OF ANY EXPRBSS REMEDY PROVIDED FOR SPECIFICALLY IN THIS AGREEMENT OR ANY RELATED AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO ANY OTHER PARTY (INCLUDINGA THIRD-PARTY BENEFICIARY, IF ANY) FOR ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSBQUENTIAL (INCLUDING ANY LOST PROFIT, REVENUE OR OPPORTUNITY) OR INCIDENTAL DAMAGES OR ANY EQUITABLE REMEDIES ARISING OUT OF OR RELATED TO A BREACH OF THIS AGREEMENT OR ANY OTHER CLAIM (WHETHER IN TORT OR OTHERWISE) ARISING THEREFROM

(c)
ATTORNEYS FEES; LITIGATION EXPENSES EXCEPT AS PART OF ANY EXPRESS REMEDY PROVIDED FOR SPECIFICALLY HEREIN OR IN ANY RBLATED AGRBEMENT, NEITHBR PARTY SHALL BE LIABLE TO OR SHALL CLAIM FROM ANY OTHER PARTY ANY COURT COSTS , LITIGATION EXPENSES , OR ANY FEES OR EXPENSES PAID OR OWING TO ATTORNEYS, EXPERTS , CONSULTANT  , OR WITNESSES RETAINED FOR ANY DISPUTE OR CLAIM HEREUNDER ORIN ANY WAY RBLATED HERETO.

8.3           No modification of or supplement to the terms and provisions hereof shall be or become effective except by execution of a supplementary written agreement between the Parties except that (i) a capacity Release Transaction may be issued, and (ii) in accordance with the provisions of Rate Schedule FTS, and the GT&C, Primary Receipt Points may be added to or deleted from Exhibit A and the Maximum Daily Receipt Quantity for any Primary Receipt Point on Exhibit A may be changed upon execution by Company and Shipper of a Revised Exhibit A to reflect the change(s), and (iii) Primary Delivery Points may be added to or deleted from Exhibit B and the Maximum Daily Delivery Quantity for any Primary Delivery Point may be changed upon execution by Company and Shipper of a Revised Exhibit B to reflect the change(s). Any such change to Exhibit A or Exhibit B must include corresponding changes to the existing Maximum Daily Receipt Quantities or Maximum Daily Delivery Quantities, respectively, such that the sum of the changed Maximum Daily Receipt Quantities shall not exceed the Transportation Demand and the sum of the Maximum Daily Delivery Quantities equals the Transportation Demand.

8.4           This Agreement shall bind and benefit the successors and assigns of the respective Parties hereto.  Subject to t he provisions of Section 22 of the GT&C applicable hereto. either Party may assign this Agreement to an affiliated company without the prior written consent of the other Party, provided that the affiliated company is creditworthy pursuant to Section 2.1(d) of the General Terms and Conditions, but neither Party may assign this Agreement to a nonaffiliated company without t he prior written consent of the other Party, which consent s hall not be unreasonably withheld, where COMPANY's request for credit support consistent with Section 2.1(d) of the GT&C shall be deemed reasonable; provided, however, that either Party may assign or pledge this Agreement under the provisions of any mortgage, deed of trust, indenture or similar instrument.

8.5           Exhibits A, B, and F attached to this Agreement constitute a part of this Agreement and are incorporated herein.

8.6           This Agreement is subject to all present and future valid laws and orders, rules, and regulations of any regulatory body of the federal or state government having or asserting jurisdiction herein. After the execution of this Agreement for firm transportation capacity from company, each Party shall make and diligently prosecute all necessary filings with federal or other governmental bodies, or both, as may be required for the initiation and continuation of the transportation service which is the subject of this Agreement. Each Party shall have the right to seek such governmental authorizations as it deems necessary, and s hall prosecute its requests or applications diligently. Upon either Party's request, the other Party shall timely provide or cause to be provided to the requesting Party such information and material not within the requesting Party's control and/or possession that may be required for such filings. Each Party shall promptly inform the other Party of any changes in the representations made by such Party herein and/or in the information provided pursuant to this paragraph. Each Party shall promptly provide the Party with a copy of all filings, notices, approvals, and authorizations in the course of the prosecution of its filings. If all such necessary regulatory approvals have not been issued or have not been issued on terms and conditions acceptable to Company or Shipper within _N/A_ months from the date of the initial FERC application therefore, then Company or Shipper may terminate this Agreement without further liability or obligation to the other Party by giving written notice thereof at any time subsequent to the end of such _N/A_-month period, but prior to the receipt of all such acceptable approvals. Company or Shipper may waive their rights to terminate this Agreement under this Section upon mutual agreement in writing. Such notice will be effective as of the date it is delivered to the U.S. Mail, for delivery by certified mail, return receipt requested.

8.7           (If applicable) This Agreement supersedes and cancels the Service Agreement (#______)  dated _N/A,_________ between the Parties hereto.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first written above by their respective duly authorized officers.

Attest/Witness:	ELBA EXPRESS COMPANY

/s/ Patricia S. Francis	By:	/s/ Norman G. Holmes
	Its:	Senior Vice President and Chief Commercial Officer

SHELL NA LNG LLC

/s/ Orlando Alvarez	By:	/s/ Michael Cathey
	Its:	Vice President Strategy & Development

EXHIBIT A

PRIMARY RECEIPT POINTS

						Primary Term
Receipt Point No.	Receipt Point Name	Max Pressure (psig)	MDRQ (Mcf)	Rate Schedule	Service Type	Start and End Dates
-----------	----------	------------	---------	----------	-------------	------------
	SLNG-EEC	Line	945,000	FTS	Firm	See footnote (*) below

(*)
The actual Start Date of the Primary Term of this agreement shall be the date that Phase A of the Company's facilities authorized in Docket Nos. CP06-470, et al. are placed in service. The actual End Date of the Primary Term of this agreement shall be the thirtieth (30th) anniversary of the date that Phase A of the Company's facilities authorized in Docket Nos. CP06-470, et.al., are placed in service.

/s/ Michael Cathey	/s/ Norman G. Holmes
SHELL NA LNG LLC Michael Cathey	ELBA EXPRESS COMPANY
Vice President Strategy & Development	Senior Vice President and Chief Commercial Officer

Effective Date: October 5, 2007

EXHIBIT B

PRIMARY DELIVERY POINTS

Delivery	Delivery				Primary Term		Primary Term	Minimum Delivery
Point No.	Point Name	Service Type	MDDQ (Mcf)	Rate Schedule	Start/End Date	Evergreen Period	Evergreen Notice	Pressure
--------	-----	-------	-----	--------	---------	---------	---------	--------
	EEC-Transco Zone 5	Firm	945,000	FTS	Start - See footnote (1) below End - See Footnote (2) below	2 year	2 year	780 psig

(1)	The actual Start Date of the Primary Term of this agreement shall be the date that Phase A of the Company's facilities authorized in Docket Nos. CP06-470, et al. are placed in service.

(2)
The actual End Date of the Primary Term of this agreement shall be the thirtieth (30th) anniversary of the date that Phase A of the Company's facilities authorized in Docket Nos. CP06-470, et.al., are placed in service.

/s/ Michael Cathey	/s/ Norman G. Holmes
SHELL NA LNG LLC	ELBA EXPRESS COMPANY
Vice President Strategy & Development	Senior Vice President and Chief Commercial Officer

Effective Date: October 5, 2007

EXHIBIT F

Negotiated Rate Information

This Exhibit F is entered into pursuant to the authorization in Section 34 of the General Terms and Conditions of COMPANY'S FERC Gas Tariff.

The negotiated rate set forth under this Exhibit F shall become effective on the Start Date specified above in Exhibit "A".

Shipper and Company hereby agree that the right of first refusal set forth in Section 20 of the General Terms and Conditions of the Tariff does apply to the service subject to this Exhibit F.

Shipper agrees to pay a negotiated rate as follows for firm transportation service provided under the terms of this Service Agreement referenced above and Rate Schedule FTS of Company's Tariff:

1.a. During the period from the date that the pipeline facilities associated with Phase A of the Company's facilities authorized in Docket Nos. CP06-470, et al. are ready for service to the date that the storage facilities associated with Phase B of the Elba III Southern LNG Project are ready for service, but in no event later than December 31, 2013, Shipper shall pay to Company a daily rate of $192,969, inclusive of any and all commodity charges and surcharges and other charges and fees, except only for 1) fuel, 2) electric power, 3) LAUF, and 4) any commodity charges applicable to quantities delivered in excess of Shipper's TD.

1. b. For billing purposes Shipper's reservation charge in a month applicable to the period set forth above in Section 1.a. shall be calculated by using a rate of $0.20 multiplied by the product of Shipper's TD and 1.021 and the number of days in the applicable month less the sum of the monthly charges associated with any and all commodity charges and any and all surcharges which shall be billed to Shipper at the applicable tariff rate under Rate Schedule FTS.  In the event of any conflict between this paragraph 1.b. and the terms of paragraph 1.a. above, the terms of paragraph 1.a. shall govern.

2. a. During the period from the date that the facilities associated with Phase B of the Elba III Southern LNG Project are ready for service, but in no event later than December 31, 2013, to the end of the Primary Term set forth in Exhibit "A" above, Shipper shall pay to Company a daily rate of $173,672, inclusive of any and all commodity charges and surcharges and other charges and fees, except only for 1) fuel, 2) electric power, 3) LAUF, and 4) any commodity charges applicable to quantities delivered in excess of Shipper's TD.

2. b. For billing purposes Shipper's reservation charge in a month applicable to the period set forth above in Section 2.a. shall be calculated by using a rate of $0.18 multiplied by the product of Shipper's TD and 1.021 and the number of days in the applicable month less the sum of the monthly charges associated with any and all commodity charges and any and all surcharges which shall be billed to Shipper at the applicable tariff rate under Rate Schedule FTS.  In the event of any conflict between this paragraph 2.b. and the terms of paragraph 2.a. above, the terms of paragraph 2.a. shall govern.

3. This negotiated rate shall become effective on the date that Phase A of the Company's facilities authorized in Docket Nos. CP06-470, et al. are placed in-service through the Primary Term of the Service Agreement as specified on Exhibit A above.

4. LAUF and Fuel charges shall be assessed hereunder at the applicable tariff rate under Rate Schedule FTS and shall not be included in the daily rate set forth above in paragraphs 1 and 2.

5. Prior to the in-service date of any expansion(s) subsequent to the EEC Pipeline Project using gas-fired or electric powered compression which are constructed for Transportation Demand that are not part of Phase A or Phase B of the EEC Pipeline Project, as set forth in Docket Nos. CP06-470, et al., Shipper's Fuel Retention Percentage or Electric Power Charge shall, as permitted under Section 34 of the General Terms and Conditions of the EEC Tariff, be set at a rate that is no higher than the highest Fuel Retention Percentage or no higher than the highest Electric Power Charge that would be paid by Shipper had the subsequent expansion not been placed in-service.

6. a. The crediting provisions of this paragraph 6. a. and 6. b. shall be applicable only during the period in which Shipper pays the negotiated rate and only to the sum of net reservation charge revenues (not including surcharges, fuel and lost and unaccounted for retentions, or electric power charges) received by Company from services other than for any TD associated with Phase A or Phase B of the EEC Pipeline Project, as set forth in Docket Nos. CP06-470, et al.("EEC Pipeline Project")to the extent such services are performed using facilities installed for the EEC Pipeline Project (“Incidental Services”) and to the extent not subject to either (i) any revenue crediting mechanism provided for in EEC’s Tariff or (ii) the most favored nations provision in below. The sum of such revenues shall be defined as the “Incidental Net Revenue.”

6. b. Crediting. Company shall credit against the monthly invoice to Shipper for the negotiated rate hereunder a Pro Rata Share of the Incidental Net Revenue.  For purposes of this paragraph 6, Pro Rata Share shall be the percentage equivalent of the ratio between Shipper's TD and the aggregate TD for all firm shippers on the EEC Pipeline, excluding any TD for which revenue credits are given.

6. c. Exclusions. There shall be excluded from Incidental Net Revenue an amount equal to the Incidental Services’ proportionate share of all O&M Expense and Other Taxes.

6. d. In accordance with the provisions of Section 45 of the Company Tariff, Company shall provide Shipper a credit for revenues associated with Interruptible Transportation, Authorized Overrun, Short-Term Firm Transportation and that portion of the long-term firm backhaul transportation for which the facilities associated therewith have not been reimbursed through subscription of firm capacity.

7. Any charges or surcharges associated with any quantities taken above the applicable TD shall be assessed in accordance with Company's Tariff and not included in the daily rate set forth above in paragraphs 1 or 2.

8. a. Shipper and Company agree that neither Party shall take any steps during the term of the Service Agreement to change, adjust or terminate the negotiated rate. Except as provided herein, Shipper shall have the right to intervene, protest and fully participate in proceedings involving the recourse rates, Tariff and services of Company.

8. b. Shipper shall not, directly or indirectly, take a position in a Company proceeding at FERC that any revenue generated from the negotiated rate hereunder in excess of the recourse rate should be either credited to Company's existing cost of service or that any cost should be assigned to another shipper.

8. c. In the event of a material breach by Shipper of the covenants above in a FERC proceeding dealing exclusively with Company, Shipper may be responsible for consequential or special damages up to the lost revenue caused by the material breach.

8. d. In the event of a material breach by Company of the covenants above, Company shall refund to Shipper such amounts improperly credited, together with interest thereon at the FERC Refund Rate.

9. Company agrees not to (a) modify its agreement with the other existing Firm Shipper in any manner that would negatively impact Shipper or the terms, conditions, or rates of the services to be provided to Shipper in connection with this Service Agreement or (b) offer to any third party (including the other existing Firm Shipper) rates or terms or conditions of service that are better than those provided or to be provided to Shipper without offering such rates or terms or conditions of service to Shipper; provided, however, the other existing Firm Shipper's negotiated rate, as reflected in the Company's application filed in Docket Nos. CP06-470-000, et al., shall not be considered to negatively impact Shipper as provided in (a) above or to be better than the rates, terms or conditions of service provided to Shipper as provided in (b) above, regardless of any increases or decreases in the other existing Firm Shipper's rates pursuant to said shipper's negotiated rate agreement and provided that the terms of such negotiated rate agreement have not been amended or changed.

Accepted and agreed to this 5th day of October 2007

/s/ Michael Cathey	/s/ Norman G. Holmes
SHELL NA LNG LLC	Elba Express Company
Vice President Strategy & Development	Senior Vice President and Chief Commercial Officer

Exhibit B
to the Replacement Guaranty

Form of Release

[Date]

[Address]

Dear Sir/Madam:

Re:  Termination of Guaranty

Elba Express Company, LLC (the "Company"), hereby releases Shell Oil Company (the “Guarantor”) from any and all obligations as Guarantor arising under the Guaranty dated as of April 1, 2010, provided by Guarantor on behalf of Shell NA LNG LLC, for the benefit of the Company.

Elba Express Company

By:
Name:
Title: